Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292574

Prospectus Supplement

(To Prospectus dated January 5, 2026)

3,490,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 8,510,000 Class A Ordinary Shares

8,510,000 Class A Ordinary Shares Issuable upon the Exercise of Pre-Funded Warrants

and

Up to 48,000,000 Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) Issuable Upon the

Exercise of the Investors’ Option to Purchase Additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof)

JIADE LIMITED

This is an offering of securities of JIADE LIMITED (the “Company,” “we,” “our,” or “us”), a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to (i) 3,490,000 Class A ordinary shares (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), par value US$0.0001 per Class A Ordinary Share; (ii) pre-funded warrants (each, a “Pre-funded Warrant,” and, collectively, the “Pre-Funded Warrants”) to purchase up to 8,510,000 Class A Ordinary Shares (each, a “Pre-funded Warrant Share,” and, collectively, the “Pre-Funded Warrant Shares”) issuable upon exercise of Pre-Funded Warrants; and (iii) up to 48,000,000 Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof), issuable upon the exercise by the investors in this offering of the option to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof), directly to select investors pursuant to this prospectus and the accompanying prospectus at an offering price of US$0.25 per Class A Ordinary Share.

Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share for US$0.0001 immediately upon issuance until all of the Pre-Funded Warrants are exercised in full. The number of Pre-Funded Warrant Shares are subject to adjustments for stock splits, recapitalizations, and reorganizations. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market (“Nasdaq”) or on any other national securities exchange.

A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s election prior to issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The exercise price of each Pre-Funded Warrant is equal to US$0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Subject to limited exceptions, an investor in this offering will not have the right to exercise its option to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) if the investor, together with its affiliates, would beneficially own in excess of 4.99% (or, at the investor’s election prior to issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to its exercise of such option.

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “JDZG.” On February 18, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$0.23 per share. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of February 18, 2026, was approximately US$83,519,955, which was calculated based on 21,921,248 Class A Ordinary Shares held by non-affiliates and the price of US$3.81 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on February 13, 2025.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-16 of this prospectus supplement, and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in the prospectus.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value US$0.0001 per share (each, a “Class B Ordinary Share,” and, collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 50 votes and is convertible into one Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

As of the date of this prospectus supplement, the Company has 22,317,123 Class A Ordinary Shares with one vote each on all matters to be decided by way of a poll (22,317,123 votes) and 1,052,063 Class B Ordinary Shares with 50 votes each on all matters to be decided by way of a poll (52,603,150 votes), totaling 74,920,273 votes that may be cast on a poll. Our Chairman of the Board of Directors and Co-chief Executive Officer, Yuan Li, beneficially owns 395,875 Class A Ordinary Shares, representing 395,875 votes on matters to be decided by way of a poll and 1,052,063 Class B Ordinary Shares, representing 52,603,150 votes on matters to be decided by way of a poll, representing approximately 70.74% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Supplement Summary—Implications of Being a Controlled Company” on page S-5. For more information about risks relating to “controlled company,” see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Dual-Class Share Structure—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” in the registration statement on Form F-1 (File No. 333-289601).

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market— Because we are an ‘emerging growth company,’ we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares” in the 2024 Annual Report.

Unless otherwise stated, as used in this prospectus supplement, the terms “we,” “us,” “our,” “Jiade Cayman,” “our Company,” or the “Company” refer to JIADE LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands; “Jiadezhigao HK” refers to JIADEZHIGAO LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman; “Shenzhen Kebiao” refers to Shenzhen Kebiao Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 99.9472% owned by Jiadezhigao HK; “WISMASS HK” refers to WISMASS INTERNATIONAL HOLDINGS LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman; “Jiade Zhigao” refers to Sichuan Jiade Zhigao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 82.4444% owned by Shenzhen Kebiao and 17.5556% owned by WISMASS HK; and “Kebiao Technology” refers to Sichuan Kebiao Technology Co., Ltd., a PRC limited liability company, which is wholly owned by Jiade Zhigao.

We are an exempted company with limited liability incorporated in the Cayman Islands with no material operations of our own and are not a Chinese operating company. This corporate structure involves unique risks to investors, as we conduct substantially all of our operations through our PRC subsidiaries. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands exempted company instead of Class A Ordinary Shares of our operating entities in the PRC. Holders of our shares do not directly own any equity interests in our PRC subsidiaries, but will instead own shares of a Cayman Islands exempted company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”

We are subject to certain legal and operational risks associated with the business operations of our PRC subsidiaries being based in the PRC, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus supplement, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, or the Regulations on the Network Data Security Administration (the “Security Administration”), because our PRC subsidiaries are not critical information infrastructure operators (“CIIOs”) or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report. Our PRC counsel, China Commercial Law Firm, has advised us that, as this offering is regarded as a subsequent securities offering in the same overseas market, we are required to file with the China Securities Regulatory Commission (the “CSRC”) within three working days after the completion of this offering. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information of the Company—B. Business Overview—Regulations—Regulations Relating to Overseas Listings” in the 2024 Annual Report. Except for the requirement for such CSRC approval under the Trial Measures, as of the date of this prospectus supplement, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”), the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing or offering of our securities in the U.S or operating our business. If we do not receive or maintain the approval as mandated by current or future laws and regulations, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years, beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Enrome LLP, is located in Singapore and has been inspected by the PCAOB. Our previous auditor, ZH CPA, LLC, is headquartered in Denver, Colorado, and has also been regularly inspected by the PCAOB, with the last inspection in February 2025. The PCAOB currently has access to inspect the working papers of our auditor, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of offshore offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Governmental control of currency conversion may affect the value of your investment and our payment of Dividends” in the 2024 Annual Report. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/ Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets” in the 2024 Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors.

Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plans and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs.

Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Except for the increased capital contributions between our Company and our subsidiaries as described in the “—Corporate History and Structure,” as of the date of this prospectus supplement, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. See “Item 8 Financial Information—A. Consolidated Statements and Other Financial Information—Dividends policy” in the 2024 Annual Report, and our unaudited interim financial statements for the six months ended June 30, 2025 in the Form 6-K Current Report (File No. 001-42098) filed with the SEC on December 17, 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Per Pre- Funded Warrant	Total
Public offering price	$0.25	$0.25	$0.25
Proceeds, before expenses, to us(1)	$872,500	$2,127,500	$3,000,000

(1)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants.

We expect that delivery of the Class A Ordinary Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 19, 2026, subject to customary closing conditions.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is February 18, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 5, 2026, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333- 292574), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on January 13, 2026. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$200,000,000 of any combination, together or separately, of Class A Ordinary Shares, debt securities, warrants, rights, or units, or any combination thereof as described in the accompanying prospectus. We are selling Class A Ordinary Shares and Pre-Funded Warrants in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“adult education institutions” are to training schools, institutions, or other organizations that offer a variety of educational programs or courses specifically tailored to meet the learning needs of individuals who are beyond traditional school age, including programs and courses related to Self- taught Higher Education Examinations (defined below), the National Unified Examination for College Admissions for Adults (defined below), and the Open University of China (defined below);

•	“China” or the “PRC” are to the People’s Republic of China;

•	“Class A Ordinary Shares” are to the Class A ordinary shares of JIADE LIMITED, par value US$0.0001 per share;

•	“Class B Ordinary Shares” are to the Class B ordinary shares of JIADE LIMITED, par value US$0.0001 per share;

•	“Jiadezhigao HK” are to JIADEZHIGAO LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman (defined below);

•	“Jiade Zhigao” are to Sichuan Jiade Zhigao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 82.4444% owned by Shenzhen Kebiao (defined below) and 17.5556% owned by WISMASS HK (defined below);

•	“Jiazhi” are to Sichuan Jiazhi Taizhang Safety Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Jiade Zhigao;

•	“Kebiao Technology” are to Sichuan Kebiao Technology Co., Ltd., a PRC limited liability company, which is wholly owned by Jiade Zhigao;

•	“Kunyuan” are to Sichuan Kunyuan Safety Technology Services Co., Ltd., a limited liability company organized under the laws of the PRC, which is 75% owned by Jiade Zhigao.

•	“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of JIADE LIMITED, collectively;

•	“Preference Shares” are the preference shares of JIADE LIMITED, par value of US$0.0001 per share;

•	“Renminbi” or “RMB” are to the legal currency of China;

•	“Self-taught Higher Education Examinations,” “self-study exams,” or “self-enrollment exams” are to a Chinese education system that allows individuals to study and take exams to earn higher education qualifications without attending formal college or university courses, whereby those who pass the Self- taught Higher Education Examinations are granted qualifications equivalent to those earned through traditional college or university courses, and these qualifications are recognized by the Chinese government and many employers in China;

•	“Shenzhen Kebiao” are to Shenzhen Kebiao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 99.9472% owned by Jiadezhigao HK;

•	“The National Unified Examination for College Admissions for Adults” or “NUE” are to a standardized test in China for adults seeking admission to undergraduate programs in universities, where the NUE provides individuals who have not had the opportunity to pursue higher education with a chance to gain admission to universities and pursue further education, and the test covers a range of subjects, including Chinese language, mathematics, and English, and is administered annually by the PRC Ministry of Education (the “MOE”);

•	“The Open University of China” or “OUC” are to a distance education institution in China that provides education to people who are unable to attend traditional universities, where the OUC offers undergraduate and graduate programs, as well as non-degree continuing education courses, by utilizing a variety of media, including television, radio, and the Internet, for program delivery;

•	“the PRC subsidiaries” or “our PRC subsidiaries” are to Shenzhen Kebiao, Jiade Zhigao, Kebiao Technology, Kunyuan, and Jiazhi, collectively;

•	“U.S. dollars,” “USD,” “US$,” and “dollars” are to the legal currency of the United States;

•	“we,” “us,” “our,” “Jiade Cayman,” “our Company,” or the “Company” are to JIADE LIMITED, a Cayman Islands exempted company; and

•	“WISMASS HK” are to WISMASS INTERNATIONAL HOLDINGS LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties, and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations, and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus supplement from the 2024 Annual Report.

Our Corporate Structure

Kebiao Technology was established on April 28, 2020, as a limited liability company organized under the laws of the PRC. On December 14, 2022, Kebiao Technology was acquired by Jiade Zhigao, a limited liability company organized on May 6, 2022 under the laws of the PRC, from Yuan Li and Zhirong Zhou, two previous owners of Kebiao Technology for a total consideration of RMB2,000,000. On December 2, 2022, WISMASS HK, a company incorporated in Hong Kong on October 24, 2022 and then a wholly owned subsidiary of WISMASS BVI, entered into a share transfer agreement with Yuan Li, who was then the 51.33% owner of Jiade Zhigao, to acquire 9% of the equity interests in Jiade Zhigao from Yuan Li for a total consideration of RMB180,000. Consequently, Jiade Zhigao became a foreign-invested enterprise in the PRC. On May 26, 2023, WISMASS HK entered into a share subscription agreement with Jiade Zhigao to purchase newly issued 9.8901% of the equity interests in Jiade Zhigao, for a total consideration of RMB751,648. As of the date of this prospectus supplement, WISMASS HK owns 17.5556% of the equity interests in Jiade Zhigao.

In connection with our initial public offering, we have undertaken a reorganization of our corporate structure in the following steps:

•	on February 20, 2023, we incorporated Jiade Cayman under the laws of the Cayman Islands;

•	on March 30, 2023, we incorporated Jiadezhigao HK in Hong Kong as a wholly owned subsidiary of Jiade Cayman;

•	on May 23, 2023, Shenzhen Kebiao was incorporated pursuant to PRC laws as a wholly owned subsidiary of Jiadezhigao HK; and

•	Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership in exchange for newly issued 1% of the equity interest in Shenzhen Kebiao, through an equity transfer agreement. As a result, Shenzhen Kebiao was 99% owned by Jiadezhigao HK, with the remaining 1% collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership. On June 30, 2023, Jiade Cayman entered into a share swap agreement with WISMASS BVI to acquire 100% of the equity interests in WISMASS HK from WISMASS BVI in exchange for 4,035,471 newly issued Class A Ordinary Shares of Jiade Cayman. Consequently, Jiade Cayman, through a restructuring, which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

On December 2, 2024, the registered capital of Shenzhen Kebiao was increased from RMB2,075,147 to RMB38,304,147. The additional RMB 36,229,000 (approximately US$5 million) was subscribed but not fully paid by its shareholder, Jiadezhigao HK. The entire amount of US$5 million was recorded as subscribed capital. Following this capital subscription, Jiadezhigao HK’s equity interest in Shenzhen Kebiao increased to 99.9472%. On June 13, 2024, Shenzhen Kebiao subscribed for an additional 2.4965% equity interest in Jiade Zhigao at a price of RMB16,453,868 (approximately US$2.27 million). Of such amount, RMB56,183 (approximately US$7,751) was recorded as paid-in capital and RMB16,397,685 (approximately US$2,262,249) was recorded as capital reserve. Following the capital contribution, Shenzhen Kebiao held 82.4444% of the equity interests in Jiade Zhigao, and WISMASS HK held the remaining 17.5556% of the equity interests in HK.

On December 24, 2024, Jiade Zhigao entered into an equity transfer agreement (the “Kunyuan Agreement”) with Chengdu Meirusi Technology Co., Ltd. (“Meirusi”), which is a PRC limited liability company holding 75% of the equity interests in Sichuan Kunyuan Safety Technology Services Co., Ltd. (“Kunyuan”), to acquire 75% of the equity interests in Kunyuan from Meirusi (the “First Acquisition”). In consideration for the First Acquisition, Jiade Zhigao agreed to pay RMB9,000,000 (approximately US$1,234,000) to Meirusi, subject to the satisfaction by Meirusi and Kunyuan of their obligations under the Kunyuan Agreement. On December 24, 2024, Jiade Zhigao also entered into an equity transfer agreement (the “Jiazhi Agreement”) with Meirusi, the sole shareholder of Sichuan Jiazhi Taizhang Safety Technology Co., Ltd. (“Jiazhi”), to acquire 100% of the equity interests in Jiazhi from Meirusi (the “Second Acquisition”). In consideration for the Second Acquisition, Jiade Zhigao agreed to pay RMB23,000,000 (approximately US$3,153,000) to Meirusi, subject to the satisfaction by Meirusi and Jiazhi of their obligations under the Jiazhi Agreement. As a result of the First Acquisition and the Second Acquisitions, Kunyuan and Jiazhi became the PRC operating entities of Jiade Cayman on January 9, 2025 and January 26, 2025, respectively.

The following chart illustrates our corporate structure as of the date of this prospectus supplement.

Notes:

*	All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.
(1)	Represents 1,052,063 Class B Ordinary Shares indirectly held by Yuan Li, the 100% owner of JD LIYUAN LIMITED, as of the date of this prospectus supplement.
(2)	Represents 827,063 Class A Ordinary Shares indirectly held by Zhirong Zhou, the 100% owner of ZHOUZHIRONG LIMITED, as of the date of this prospectus supplement.
(3)	Represents 133,375 Class A Ordinary Shares held by JDJDZG LIMITED, which is 16.82% owned by Yuan Li and 83.18% owned by 13 other shareholders, as of the date of this prospectus supplement.
(4)	Represents 262,500 Class A Ordinary Shares held by JDZTZG LIMITED, which is 79.72% owned by Yuan Li and 20.28% owned by six other shareholders, as of the date of this prospectus supplement.
(5)	As of the date of this prospectus supplement, Shenzhen Kebiao is 99.9475% owned by Jiadezhigao HK. The remaining 0.0525% of the company is collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership.
(6)	As of the date of this prospectus supplement, Kunyuan is 75% owned by Jiade Zhigao. The remaining 25% of the shares of the company are collectively owned by two shareholders (specifically, 15% are owned by Huai Tang and 10% are owned by Tingting Deng).

Business Overview

We are a holding company incorporated in the Cayman Islands as an exempted company. As a holding company with no material operations of our own, we conduct all of our operations through our operating entities established in the PRC, primarily Kebiao Technology. The operations of our PRC subsidiaries could affect other parts of our business.

Our PRC subsidiaries are companies that specialize in providing one-stop comprehensive education supporting services to adult education institutions, through a wide spectrum of software platform and auxiliary solutions, to meet the evolving needs of their customers in the rapidly changing adult education industry.

Our PRC subsidiaries’ services are primarily offered through the Kebiao Technology Educational Administration Platform (the “KB Platform”), which facilitates streamlined information and data management throughout the teaching cycle of adult education services, from pre-enrollment to post- graduation. The KB Platform has enabled adult education institutions to improve student management efficiency, save labor costs, and reduce human errors in data management. The KB Platform supports a broad range of functions, such as enrollment consultation, student information collection, enrollment status management, learning progress management, grade inquiry, and graduation management.

As part of the one-stop comprehensive education supporting services, our PRC subsidiaries also provide auxiliary solutions to adult education institutions, which encompass teaching support services throughout the entire teaching cycle and related exam administration services. Specifically, our PRC subsidiaries offer pre-enrollment guidance on school/major selection and application strategy development, training for entrance exams, as well as assistance in the application process. They also provide offline tutoring, exam administration services, and guidance on graduation thesis preparation.

Our PRC subsidiaries place a great premium on technology research and development. As of the date of this prospectus supplement, our PRC subsidiaries have acquired 36 software copyrights and eight copyright registration certificates since their incorporation in April 2020. In November 2022, Kebiao Technology, one of our PRC subsidiaries, was designated a High and New Technology Enterprise (“HNTE”) (No. GR202251000919) by Sichuan Provincial Department of Science and Technology, Sichuan Provincial Department of Finance, and Sichuan Provincial Tax Bureau of the State Taxation Administration. This certification is awarded to companies that have engaged in continuous research and development and technology commercialization leading to significant independent intellectual property rights within certain high-tech sectors.

Our PRC subsidiaries’ business has experienced growth since their inception. For the six months ended June 30, 2025 and the fiscal years ended December 31, 2022, 2023, and 2024, we had total revenue of approximately RMB9,383,590 (US$1,309,899), RMB10,239,000, RMB15,571,000, and RMB18,742,000, respectively. Our net income(loss) was approximately RMB(4,345,377) (US$(606,591)), RMB5,360,000, RMB9,562,000, and RMB5,607,000 for the respective periods. As of December 31, 2022, 2023, and 2024, we had cash of approximately RMB2,604,000, RMB7,082,000, and RMB3,918,000, respectively, and had working capital of approximately RMB6,589,000, RMB15,403,000, and RMB21,262,000, respectively. As of June 30, 2025, we had cash of approximately RMB7,902,000 (US$1,103,000) and had working capital of approximately RMB21,683,000 (US$3,027,000). As of June 30, 2025, our PRC subsidiaries had accumulatively provided technological support services to over 17 adult education institutions and support services to approximately 94,433 students, and had provided new safety technology training services to approximately 6,831 students and online course services to approximately 32,599 students.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report and in the section titled “Risk Factors” beginning on page S-16 of this prospectus supplement.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

We face risks and uncertainties related to our business and industry in general, including, but not limited to, the following:

•	Our PRC subsidiaries may be unable to maintain or raise the quality of their software platform and auxiliary solutions (see the risk factor beginning on page 3 of the 2024 Annual Report);

•	Our PRC subsidiaries may be unable to adequately respond to students’ expectations and help students achieve their learning objectives (see the risk factor beginning on page 4 of the 2024 Annual Report);
•	Our business, financial condition, and results of operations could be materially and adversely affected if our PRC subsidiaries face interruptions associated with their technology platforms (see the risk factor beginning on page 4 of the 2024 Annual Report);
•	Our PRC subsidiaries may face disruptions in technology infrastructure (see the risk factor beginning on page 5 of the 2024 Annual Report);
•	Our PRC subsidiaries may fail to protect confidential information of their users. (see the risk factor beginning on page 5 of the 2024 Annual Report);
•	Our PRC subsidiaries face competition in the market for adult education supporting services, and we expect competition from existing competitors and other companies that may enter the market or introduce new solutions in the future, which could result in pricing pressures and a decline in both our market share and revenue. (see the risk factor beginning on page 6 of the 2024 Annual Report);
•	Our PRC subsidiaries’ business may rely on a few customers that account for more than 10% of their total revenue, and interruption in their operations may have an adverse effect on our business, financial condition, and results of operations (see the risk factor beginning on page 7 of the 2024 Annual Report); and
•	Our PRC subsidiaries derive a majority of revenue from a limited number of cities and any event negatively affecting the adult education market in these cities could have a material adverse effect on our business and results of operations (see the risk factor beginning on page 7 of the 2024 Annual Report).

Risks Related to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

We face risks and uncertainties related to doing business in the PRC in general, including, but not limited to, the following:

•	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our PRC subsidiaries’ business and operations (see the risk factor beginning on page 14 of the 2024 Annual Report);
•	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see the risk factor beginning on page 14 of the 2024 Annual Report);
•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see the risk factor beginning on page 15 of the 2024 Annual Report);
•	Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Ordinary Shares (see the risk factor beginning on page 15 of the 2024 Annual Report);
•	Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see the risk factor beginning on page 16 of the 2024 Annual Report);
•	Our PRC subsidiaries have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties (see the risk factor beginning on page 16 of the 2024 Annual Report);
•	Greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings (see the risk factor beginning on page 17 of the 2024 Annual Report);

•	Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. (see the risk factor beginning on page 19 of the 2024 Annual Report); and
•	to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets (see the risk factor beginning on page 21 of the 2024 Annual Report).

Risks Relating to Our Dual-Class Share Structure (for a more detailed discussion, see “Risk Factors——Risks Relating to Our Dual-Class Share Structure” in the registration statement on Form F-1 (File No. 333- 289601))

In addition to the risks described above, we are subject to general risks and uncertainties related to our Dual-Class Share Structure, including, but not limited to, the following:

•	The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Yuan Li, our Chairman of the Board of Director and Co-Chief Executive Officer, and his interest may not be aligned with the interests of our other shareholders (see the risk factor beginning on page 12 of the registration statement on Form F-1 (File No. 333-289601));
•	The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares (see the risk factor beginning on page 12 of the registration statement on Form F-1 (File No. 333-289601)); and
•	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see the risk factor beginning on page 12 of the registration statement on Form F-1 (File No. 333-289601)).

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our ordinary shares and the trading market, including, but not limited to, the following:

•	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see the risk factor beginning on page 29 of the 2024 Annual Report);
•	As a public company, we incur substantial increased costs as compared to when we were a private company (see the risk factor beginning on page 29 of the 2024 Annual Report); and
•	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares (see the risk factor beginning on page 30 of the 2024 Annual Report).

Risks Related to this Offering

Risks and uncertainties related to this offering, but are not limited to, the following:

•	There is no public market for the Pre-Funded Warrants being offered in this offering.
•	We will not receive a significant amount, or potentially any, additional funds upon the exercise of the Pre-Funded Warrants; however, any exercise of the Pre-Funded Warrants would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
•	A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for the Class A Ordinary Shares.

•	Nasdaq has adopted enhanced listing standards and has proposed other related rule changes that expand its discretionary authority, which could adversely affect our ability to maintain our listing on Nasdaq, limit the liquidity of our securities, or result in increased volatility or delisting risk.

Permissions or Approval Required from the PRC Authorities for Our Operations and Offering

Our PRC legal counsel, China Commercial Law Firm, has advised us that, in order to operate our business activities as currently conducted in China, each of our PRC subsidiaries is required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). We confirm that, as of the date of this prospectus supplement, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. Furthermore, China Commercial Law Firm has advised us that, as of the date of this prospectus supplement, our PRC subsidiaries are not required to obtain any other approval, licenses, or permits from PRC governmental authorities to conduct their business. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew any such approvals, licenses, or permits, if and when required, on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Ordinary Shares could depreciate significantly or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information of the Company — B. Business Overview — Regulations — Regulations Relating to Overseas Listings.” As this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Measures, our PRC counsel, China Commercial Law Firm, has advised us that we are required to file with the CSRC within three working days after the completion of this offering.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” (the “Archive Provisions”) and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the Archive Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. On or after March 31, 2023, any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of the Trial Measures and any regulatory guidance related thereto, we cannot assure you that our filing documents in connection with this offering and listing will meet the standards of the CSRC, or that we will be able to comply with any additional regulatory requirements, which may arise from the evolving interpretation of the Opinions, the Trial Measures, or any related implementing rules to be enacted, with respect to our future overseas capital-raising activities. See “Item 3 Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities subject us to additional compliance requirements in the future” in the 2024 Annual Report. Other than the CSRC review under the Trial Measures, as confirmed by our PRC counsel, China Commercial Law Firm, neither we nor our PRC subsidiaries are required to obtain, or have been denied, any other approval, licenses, or permits from PRC governmental authorities to offer our securities.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus supplement, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Security Administration, because our PRC subsidiaries are not CIIOs or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Risks Relating to Doing Business in the PRC — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report.

Asset Transfers Between Our Company and Our Subsidiaries

Except for the increased capital contributions between our Company and our subsidiaries as described in the “— Corporate History and Structure,” as of the date of this prospectus supplement, no other cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, which were discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao.

Current PRC regulations permit our PRC subsidiaries to pay dividends to Jiadezhigao HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Jiadezhigao HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Jiadezhigao HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information — E. Taxation — People’s Republic of China Enterprise Taxation” in the 2024 Annual Report.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by- case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by Shenzhen Kebiao to its immediate holding company, Jiadezhigao HK. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Jiadezhigao HK intends to apply for the tax resident certificate if and when Shenzhen Kebiao plans to declare and pay dividends to Jiadezhigao HK. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Shenzhen Kebiao, and dividends payable by Shenzhen Kebiao to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report.

Implications of Being a Controlled Company

As of the date of this prospectus supplement, our Chairman of the Board of Directors and Co-chief Executive Officer, Yuan Li, beneficially owns approximately 70.74% of the aggregate voting power of our outstanding Ordinary Shares. Following the completion of this offering, Yuan Li will beneficially owns 395,875 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares, representing approximately 39.28% of the aggregate voting power of our outstanding Ordinary Shares, assuming full exercise of the Pre-Funded Warrants by the investors and full exercise of any additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) that may be sold in subsequent closings). As a result, we are deemed to be a “controlled company” for purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Corporate Information

Our principal executive offices are located at 18/F, Block D, Huirong Plaza, No. 88, Section 3, Jinhua Road, Jinjiang District, Chengdu City, Sichuan Province, China, and our phone number is (+86) 400-028-0776. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +1 400-028-0776. We maintain a corporate website at ir.sckbkj.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Offering

Securities offered by us pursuant to this prospectus supplement	3,490,000 Class A Ordinary Shares, (ii) 8,510,000 Class A Ordinary Shares issuable upon exercise of Pre-Funded Warrants, and (iii) up to 48,000,000 Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) issuable upon the exercise of the investors’ option to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof).

Offering price	$0.25 per Class A Ordinary Share

Pre Funded Warrants

We are also offering Pre-Funded Warrants to purchase up to 8,510,000 Class A Ordinary Shares to certain purchaser whose purchase of Class A Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the holder’s election prior to issuance, 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant is US$0.2499 and the exercise price of each Pre-Funded Warrant is US$0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share for US$0.0001 immediately upon issuance until all of the Pre-Funded Warrants are exercised in full. The number of Pre-Funded Warrant Shares are subject to adjustments for stock splits, recapitalizations, and reorganizations.

Total Class A Ordinary Shares outstanding before this offering	22,317,123 Class A Ordinary Shares

Total Class A Ordinary Shares outstanding immediately after this offering

34,317,123 Class A Ordinary Shares (assuming exercise of all the Pre-Funded Warrants and no exercise by investors of the option to purchase additional Class A Ordinary Shares).

82,317,123 Class A Ordinary Shares (assuming exercise of all the Pre-Funded Warrants and full exercise by investors of the option to purchase additional 48,000,000 Class A Ordinary Shares)

Total Class B Ordinary Shares	1,052,063 Class B Ordinary Shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-20 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-16 of this prospectus supplement, on page 13 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “JDZG.”

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position, or results of operations and which can also cause the market value of our Class A Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in the 2024 Annual Report, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus, together with all of the other information contained in this prospectus supplement or the accompanying prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update, or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to this Offering

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

We will not receive a significant amount, or potentially any, additional funds upon the exercise of the Pre-Funded Warrants; however, any exercise of the Pre-Funded Warrants would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise; meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of our Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants. Even if a Pre-Funded Warrant is exercised for cash, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants. To the extent such Pre-Funded Warrants are exercised, additional Class A Ordinary Shares will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our Class A Ordinary Shares and will increase the number of shares eligible for resale in the public market.

A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for the Class A Ordinary Shares.

In this offering, we are selling 3,490,000 Class A Ordinary Shares and 8,510,000 Pre-Funded Warrants, each exercisable for one Class A Ordinary Share, and we may issue up to an additional 48,000,000 Class A Ordinary Shares if investors elect to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) in full. A substantial majority of our outstanding Class A Ordinary Shares are, and all Class A Ordinary Shares issued in this offering will be, freely tradable without restriction or further registration under the Securities Act, unless such shares are held by “affiliates” as defined in Rule 144 under the Securities Act.

Sales of a substantial number of Class A Ordinary Shares in the public market, or the perception that such sales may occur, including shares issued upon exercise of Pre-Funded Warrants or in additional closings contemplated by the securities purchase agreement entered into by and among the Company and investors in this offering, could materially adversely affect the market price of our Class A Ordinary Shares. We cannot predict the effect, if any, that market sales of these Class A Ordinary Shares or the availability of such shares for sale will have on the market price of our Class A Ordinary Shares.

Nasdaq has adopted enhanced listing standards and has proposed other related rule changes that expand its discretionary authority, which could adversely affect our ability to maintain our listing on Nasdaq, limit the liquidity of our securities, or result in increased volatility or delisting risk.

Nasdaq has recently adopted a series of rule changes that enhance its initial and continued listing standards and has proposed other related rule changes to the SEC for approval, that expand Nasdaq’s discretionary authority in evaluating and enforcing compliance with those standards. For example, Nasdaq has recently proposed amendments to its initial listing standards that would impose additional requirements specifically on China-based issuers, including heightened liquidity thresholds and more rigorous corporate governance disclosures. These proposed changes reflect a broader trend by Nasdaq to increase scrutiny of companies with significant operations or affiliations in China. In addition, recent changes to Nasdaq listing standards and Nasdaq’s expanded discretionary authority to deny initial listings under Rule IM-5101-3, even where a company meets all applicable quantitative and qualitative criteria, further signal a trend toward tighter listing controls. In exercising this discretion, Nasdaq has indicated that it may consider factors such as a company’s geographic nexus, business model, and relationships with professional advisors. As such, companies with operations in China or other emerging markets may face a higher burden in satisfying Nasdaq’s listing expectations. Moreover, Nasdaq has recently increased its initial listing requirements relating to the minimum market value of unrestricted publicly held shares. Effective January 17, 2026, companies seeking to list on the Nasdaq Capital Market or the Nasdaq Global Market under the net income standard are required to have a minimum market value of unrestricted publicly held shares of $15 million, compared to prior thresholds of $5 million and $8 million, respectively.

On January 13, 2026, Nasdaq filed a rule proposal with the SEC to adopt a new continued listing requirement that would require all companies listed on the Nasdaq Global Market or Nasdaq Capital Market to maintain a minimum market value of listed securities of US$5 million. Under the proposed rule, if a company’s market value of listed securities falls below this threshold for 30 consecutive trading days, Nasdaq may immediately suspend trading and initiate delisting proceedings without affording the company a compliance cure period. This proposed rule, if adopted, would be in addition to Nasdaq’s existing continued listing requirements, which include minimum bid price, publicly held shares, and shareholders’ equity, among others. If the market value of our Class A Ordinary Shares were to fall below the proposed $5 million threshold or we otherwise fail to satisfy Nasdaq’s continued listing standards, we could face delisting proceedings on an accelerated basis. Moreover, even if we remain in compliance with quantitative criteria, Nasdaq retains discretionary authority under Rule IM-5101-1 to suspend or terminate a company’s listing if necessary to protect investors or ensure the orderly operation of the market. We cannot assure you that we will be able to maintain compliance with Nasdaq’s continued listing standards, particularly in light of our trading volume, market capitalization, public float and other qualitative factors. If we are unable to maintain our listing, we may be forced to trade on an over-the-counter market, which may be less liquid and more volatile and could impair investors’ ability to buy or sell our Class A Ordinary Shares. The loss of our Nasdaq listing could also reduce our visibility and credibility in the market and adversely affect our ability to access capital through future equity financings.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2025, which are incorporated by reference into this prospectus supplement; and

●

on a pro forma basis to reflect (i) the issuance of 302,230 Class A Ordinary Shares on July 15, 2025, pursuant to our 2025 Equity Incentive Plan; (ii) the issuance and sale of 10,700,000 Class A Ordinary Shares on September 11 and September 24, 2025 at a price of US$0.58 per share, after deducting the estimated offering expenses payable by us; and (iii) the issuance and sale of 9,300,000 Class A Ordinary Shares on December 11, 2025 at a price of US$0.58 per share, after deducting the estimated offering expenses payable by us; and

●	on a pro forma as adjusted basis to give further effect to the issuance of and sale of 12,000,000 Class A Ordinary Shares (assuming full exercise of the Pre-Funded Warrants and no exercise by investors of the option to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) at the offering price of US$0.25 per Class A Ordinary Share, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of June 30, 2025

(All amounts in U.S. dollars, except for share and per share data, unless otherwise noted)

	June 30, 2025
	Actual	Pro forma	Pro Forma As Adjusted
	US$	US$	US$
Debt
Bank Loan	1,499,247	1,499,247	1,499,247
Shareholders’ Equity:
Preferred shares (par value of US$0.0001 per share; 30,000,000 preferred shares authorized, nil preferred shares issued and outstanding)	—	—	—
Class A Ordinary Shares (par value of US$0.0001 per share; 395,000,000 Class A Ordinary Shares authorized, 2,014,893 Class A Ordinary Shares issued and outstanding on actual basis; 22,317,123 Class A Ordinary Shares issued and outstanding on a pro forma basis; and 34,317,123 Class A Ordinary Shares issued and outstanding on a pro forma as-adjusted)	201	2,232	3,432
Class B Ordinary Shares (par value of US$0.0001 per share; 75,000,000 Class B Ordinary Shares authorized, 1,052,063 Class B Ordinary Shares issued and outstanding, actual, pro forma, and pro forma as-adjusted, respectively)	105	105	105
Additional paid-in capital	7,004,950	18,392,377	20,948,179
Statutory reserves	286,863	286,863	286,863
Retained earnings	1,956,186	1,956,186	1,956,186
Ordinary shares subscribed	(278)	(278)	(278)
Accumulated other comprehensive income	(36,288)	(36,288)	(36,288)
Total equity attributable to equity shareholders	9,211,739	20,601,197	23,158,199
Non-controlling interests	39,890	39,890	39,890
Total Shareholders’ Equity	9,251,629	20,641,087	23,198,089
Total Capitalization	10,750,876	22,140,334	24,697,336

(1) The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

Our net tangible book value on June 30, 2025, was US$3,122,602, or US$1.02 per Class A Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Based on an offering price of US$0.58 per Class A Ordinary Share and the issuance and sale of an aggregate of 20,000,000 Class A Ordinary Shares on September 11, 2025, September 24, 2025 and December 11, 2025, and after deducting the estimated offering expenses payable by us in connection with the respective issuances, our pro forma net tangible book value as of June 30, 2025 would have been US$14,512,060, or US$0.62 per Class A Ordinary Share.

Based on an offering price of US$0.25 per Class A Ordinary Share and 12,000,000 Class A Ordinary Shares (assuming full exercise of the pre-funded warrants) under this offering, and after deducting the estimated offering expenses payable by us in connection with the respective issuances, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been US$17,069,062, or US$0.48 per Class A Ordinary Share.

The following table illustrates the net tangible book value dilution per Class A Ordinary Share to shareholders after the issuance of the Class A ordinary shares in this offering:

Public offering price per Class A Ordinary Share	US$	0.25
Net tangible book value per Class A ordinary share as of June 30, 2025	US$	1.02
Decrease in pro forma net tangible book value per Class A Ordinary Share	US$	0.40
Pro forma net tangible book value per Class A Ordinary Share	US$	0.62
Decrease in pro forma as adjusted net tangible book value per Class A Ordinary Share	US$	0.14
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering	US$	0.48
Increase in net tangible book value per Class A Ordinary Share to new investors	US$	0.23

The foregoing table and discussion is based on 2,014,893 Class A Ordinary Shares outstanding as of June 30, 2025, together with the effect of the issuance of 302,230 Class A Ordinary Shares on July 15, 2025 pursuant to the 2025 Equity Incentive Plan; (ii) the issuance and sale of 10,700,000 Class A Ordinary Shares on September 11 and September 24, 2025 at a purchase price of US$0.58 per share; (iii) the issuance and sale of 9,300,000 Class A Ordinary Shares on December 11, 2025 at a purchase price of US$0.58 per share; and (iv) the issuance and sale of 12,000,000 Class A Ordinary Shares (assuming full exercise of the Pre-Funded Warrants) at an assumed public offering price of US$0.25 per Class A Ordinary Share.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$2,557,002 million after deducting the estimated offering expenses payable by us, assuming the exercise of all the Pre-Funded Warrants being issued in this offering for cash and no exercise by investors of the option to purchase additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof).

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECRUTIES WE ARE OFFERING

We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association and the Companies Act of the Cayman Islands (the “Companies Act”).

The following is a summary of material provisions of our second amended and restated memorandum and articles of association as well as the Companies Act insofar as they relate to the material terms of the securities we are offering.

Ordinary Shares

Our authorized share capital is US$50,000 divided into 500,000,000 shares, par value US$0.0001 each, comprised of (a) 395,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (b) 75,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (c) 30,000,000 Preference Shares of a par value of US$0.0001 each. As of the date of this prospectus supplement, we have 22,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares issued and outstanding.

As of the date of this prospectus supplement, there are no preference shares issues and outstanding. All our outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of shareholders, except as otherwise required by applicable law or our second amended and restated memorandum and articles of association. Each Class A Ordinary Share entitles the holder thereof to one vote on all matters submitted to a vote at general meetings of the Company. Each Class B Ordinary Share entitles the holder thereof to fifty votes on all matters submitted to a vote at general meetings of the Company. As a result of this dual-class voting structure, holders of Class B Ordinary Shares will have substantially greater voting power than holders of Class A Ordinary Shares with respect to matters requiring shareholder approval, including the election and removal of directors and the approval of significant corporate transactions.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five days’ notice of an extraordinary general meeting and five days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven days, notice of the adjourned meeting shall be given in accordance with the articles. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

Conversion Rights

Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one-for-one basis at any time at the option of the holder. In addition, any Class B Ordinary Share will automatically and immediately convert into one Class A Ordinary Share upon any transfer to a person or entity that is not an affiliate of the holder or upon a change in ultimate beneficial ownership to a non-affiliate, in each case as defined in our second amended and restated memorandum and articles of association. Following any such conversion, the resulting Class A Ordinary Shares will carry one vote per share.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Except for the differences in voting rights and conversion rights described above, the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and rank pari passu with one another.

Variations of Rights of Shares

Whenever the capital of our Company is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Anti-Takeover Provisions

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a current report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Pre-Funded Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.25. The Pre-Funded Warrants are immediately exercisable and have an indefinite term.   The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s election prior to issuance, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Pre-Funded Warrants up to 4.99% (or, at the holder’s election prior to issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Pre- Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Ordinary Shares, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A Ordinary Shares of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A Ordinary Shares for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company - a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Companies Act (As Revised) of the Cayman Islands also imposes a number of statutory duties on a director.

Shareholder Action by Written Consent.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our second amended and restated memorandum and articles of association provide that a resolution in writing signed by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of our Company shall be treated as a resolution duly passed at a general meeting of our Company and, where relevant, as a special resolution so passed.

Shareholder Proposals.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our second amended and restated memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our second amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “JDZG.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer LLC. VStock Transfer LLC’s address is 18 Lafayette Pl, Woodmere, NY 11598.

History of Share Capital

The following is a summary of our share capital for the three years preceding the date of this prospectus supplement.

IPO in May 2024

On May 17, 2024, we closed our initial public offering of 2,000,000 ordinary shares, par value US$0.01 per share, at a price of US$4.00 per share (our “IPO”). We raised US$5,821,000 in gross proceeds from our IPO, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO were approximately US$6,937,000.

Share Consolidation in June 2025

On June 24, 2025, the Company effected a share consolidation on Nasdaq (the “Share Consolidation”), which was approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. As a result of the Share Consolidation, the 200,000,000 authorized ordinary shares, issued and unissued, in the Company of US$0.01 par value, were automatically consolidated into to 25,000,000 ordinary shares of US$0.08 par value each, without any action on the part of the shareholders.

Change of Authorized Share Capital and Issuance of Dual Class Shares in June 2025

On June 24, 2025, the Company also effected the change of the authorized share capital on Nasdaq (the “Change of Authorized Share Capital”), which was also approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. Pursuant to the Change of Authorized Share Capital, the Company’s authorized share capital was increased from US$2,000,000 divided into 25,000,000 ordinary shares of a par value of US$0.08 each, to an aggregate of (i) US$2,000,000 divided into 25,000,000 ordinary shares of a par value of US$0.08 each, and (ii) US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, consisting of (a) 395,000,000 Class A Ordinary Shares, (b) 75,000,000 Class B Ordinary Shares, and (c) 30,000,000 Preference Shares, each with such rights and restrictions as set forth in the Company’s second amended and restated memorandum and articles of association. Immediately following such increase in authorized share capital, the Company effected the issuance of the dual class shares (the “Issuance of the Dual Class Shares”). Such issuances did not affect the relative shareholding percentages of any shareholder in the Company. Following the Issuance of Dual Class Shares, the Company repurchased all of its approximately 3,066,935 issued ordinary shares of US$0.08 par value held by its shareholders and simultaneously canceled such shares. Lastly, the Company canceled all 25,000,000 of its remaining authorized but unissued ordinary shares of US$0.08 par value. As a result of the Share Consolidation and Change of Authorized Share Capital, the Company’s authorized share capital became US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, consisting of 395,000,000 Class A Ordinary Shares, 75,000,000 Class B Ordinary Shares, and 30,000,000 Preference Shares.

Equity Incentive Plan in July 2025

On July 15, 2025, we adopted the 2025 Equity Incentive Plan, pursuant to which, on the same date, we issued an aggregate of 302,230 Class A Ordinary Shares, par value US$0.0001 per share, as follows: 75,557 Class A Ordinary Shares were issued to Xiwen Liang, 75,558 Class A Ordinary Shares were issued to Huiting Peng, 75,557 Class A Ordinary Shares were issued to Zhiqiu Xia, and 75,558 Class A Ordinary Shares were issued to Jun Fu. Following these issuances, we had 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

Follow-on Offering in September and December 2025

On September 11, 2025 and September 24, 2025, the Company entered into certain securities purchase agreements (the “September SPAs”) with certain investors (the “September Purchasers”). Pursuant to the September SPAs, the Company agreed to sell, and the September Purchasers agreed to purchase, an aggregate of 10,700,000 Class A Ordinary Shares of the Company, with the purchase price of US$0.58 per share (the “September Offering”), for gross proceeds of US$6,206,000. Following the issuances in respect of the September Offering, we had 13,017,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

On December 11, 2025, the Company entered into certain securities purchase agreements (the “December SPAs”) with certain investors (the “December Purchasers”). Pursuant to the December SPAs, the Company agreed to sell, and the December Purchasers agreed to purchase, an aggregate of 9,300,000 Class A Ordinary Shares of the Company, with the purchase price of US$0.58 per share (the “December Offering”), for gross proceeds of US$5,394,000. Following the issuances in respect of the December Offering, we had 22,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

PLAN OF DISTRIBUTION

Pursuant to a certain placement agency agreement dated as of February 18, 2026 with Univest Securities, LLC (“Univest” or the “Placement Agent”), we have engaged Univest to act as our exclusive Placement Agent to solicit offers to purchase the applicable securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of all of the securities offered hereby. We have entered into securities purchase agreement directly with certain investors in connection with this offering for the sale of all of the securities offered hereby.

Delivery

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about February 19, 2026.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay the Placement Agent fees including 7% of the gross proceeds from the sale of the shares sold by Univest being offered hereby. We have also agreed to reimburse the Placement Agents for all reasonable travel and other out-of-pocket expenses, including the reasonable legal fees, costs and disbursements incurred by the Placement Agents in connection with the Offering, in an amount not to exceed an aggregate of US$80,000.

We currently anticipate that the sale of securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about February 19, 2026, subject to customary closing conditions. At the closing, The Depository Trust Company will credit the Class A Ordinary Shares to the respective accounts of the purchasers. The estimated offering expenses payable by us, excluding the Placement Agents’ fees payable to the Placement Agents, will be approximately US$152,998, which includes legal and printing costs and various other fees associated with registering and listing the Class A Ordinary Shares. After deducting the Placement Agents’ fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$2,557,002 million.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us:

	Per Ordinary Share	Per Pre- Funded Warrant	Total
Public offering price	$0.25	$0.25	$0.25
Proceeds, before expenses, to us(1)(2)(3)	$872,500	$2,127,500	$3,000,000

(1)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants.
(2)	Represents a cash fee equal to 7% of the aggregate purchase price paid by investors in this offering and pay other expenses in connection with this offering. We are required to reimburse Univest up to a maximum of US$80,000 for legal fees and other expenses.
(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Lock-up Agreements

Our directors, officers, and 5% and greater shareholders have each agreed, subject to certain exceptions, for a period of 90 days after the closing of this offering, not to, (i) directly or indirectly, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by it or any of its company affiliate or any person in privity with it or any of its company affiliate), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Class A Ordinary Shares, (iii) except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Class A Ordinary Shares or equivalents, or (iv) publicly disclose the intention to do any of the foregoing.

Tail Financing

We have agreed that, for a period of six months from the closing date of the offering, the Placement Agent will be entitled to compensation commensurate with the compensation and reimbursement set forth in the engagement letter for the sale of any equity, debt, and/or equity derivative instruments to any investor actually introduced by the Placement Agent to the Company during the period between the execution of the engagement letter and the closing of the offering, provided that such tail financing is consummated at any time within the six-month period from the closing date of the offering.

Right of First Refusal

We have agreed that, subject to certain exceptions, for a period of six months from the closing of this offering, the Placement Agent will have the right to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company, which include, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the placement agency agreement, the securities purchase agreement with the purchasers, and the form of Pre-Funded Warrant will be included as an exhibit to our current report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Class A Ordinary Share are traded on Nasdaq under the ticker symbol “JDZG.”

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus supplement under the laws of the Cayman Islands will be passed upon for us by Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law. Hunter Taubman Fischer & Li LLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the year ended December 31, 2024, incorporated by reference in this prospectus from our 2024 Annual Report, have been so included in reliance on the reports of Enrome LLP, an independent registered public accounting firm since January 20, 2025, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 43 Cecil Street #19-03/04, GB Building, Singapore 069542.

The consolidated financial statements for the years ended December 31, 2022 and 2023, incorporated by reference into this prospectus, have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, Colorado 80202.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

•	our 2024 Annual Report filed with the SEC on April 25, 2025;
•	our unaudited interim financial statements on Form 6-K for the six months ended June 30, 2025, filed with the SEC on December 17, 2025;
•	our reports of foreign private issuer on Form 6-K filed with the SEC on May 6, 2025, May 23, 2025, June 20, 2025, July 18, 2025, and December 29, 2025;
•	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on May 10, 2024, the description of securities contained in Exhibit 2.2 to the 2024 Annual Report filed with the SEC on April 25, 2025, and any amendment or report filed for the purpose of updating such description;
•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
•	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 25, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

JIADE LIMITED

18/F, Block D, Huirong Plaza,

No. 88, Section 3, Jinhua Road Jinjiang District,

Chengdu City, Sichuan Province

The People’s Republic of China,

610000 Tel: (+86) 400-028-0776

Attention: Yuan Li, Co-Chief Executive Officer

Email: kevin@sckbkj.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov. and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

JIADE LIMITED

This is an offering of securities of JIADE LIMITED, a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares of par value US$0.0001 each (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of the securities offered. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “JDZG.” On December 31, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.81 per share. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of January 5, 2026, was approximately $42,746,434, which was calculated based on 21,921,248 Class A Ordinary Shares held by non-affiliates and the price of $1.95 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on November 5, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 13 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in any applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value US$0.0001 per share (each, a “Class B Ordinary Share,” and, collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 50 votes and is convertible into one Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

As of the date of this prospectus, the Company has 22,317,123 Class A Ordinary Shares with one vote each on all matters to be decided by way of a poll (22,317,123 votes) and 1,052,063 Class B Ordinary Shares with 50 votes each on all matters to be decided by way of a poll (52,603,150 votes), totaling 74,920,273 votes that may be cast on a poll. Our Chairman of the Board of Directors and Co-chief Executive Officer, Yuan Li, beneficially owns 395,875 Class A Ordinary Shares, representing 395,875 votes on matters to be decided by way of a poll and 1,052,063 Class B Ordinary Shares, representing 52,603,150 votes on matters to be decided by way of a poll, representing approximately 70.74% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Summary—Implications of Being a Controlled Company” on page 5. For more information about risks relating to “controlled company,” see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Dual-Class Share Structure—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” in our 2024 Annual Report.

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market— Because we are an ‘emerging growth company,’ we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.” in the 2024 Annual Report.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Jiade Cayman,” “our Company,” or the “Company” refer to JIADE LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands; “Jiadezhigao HK” refers to JIADEZHIGAO LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman; “Shenzhen Kebiao” refers to Shenzhen Kebiao Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 99.9472% owned by Jiadezhigao HK; “WISMASS HK” refers to WISMASS INTERNATIONAL HOLDINGS LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman; “Jiade Zhigao” refers to Sichuan Jiade Zhigao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 82.4444% owned by Shenzhen Kebiao and 17.5556% owned by WISMASS HK; and “Kebiao Technology” refers to Sichuan Kebiao Technology Co., Ltd., a PRC limited liability company, which is wholly owned by Jiade Zhigao.

We are an exempted company with limited liability incorporated in the Cayman Islands with no material operations of our own and are not a Chinese operating company. This corporate structure involves unique risks to investors, as we conduct substantially all of our operations through our PRC subsidiaries. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands exempted company instead of Class A Ordinary Shares of our operating entities in the PRC. Holders of our shares do not directly own any equity interests in our PRC subsidiaries, but will instead own shares of a Cayman Islands exempted company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure, which may result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.”

We are subject to certain legal and operational risks associated with the business operations of our PRC subsidiaries being based in the PRC, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, or the Regulations on the Network Data Security Administration (the “Security Administration”), because our PRC subsidiaries are not critical information infrastructure operators (“CIIOs”) or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report. Our PRC counsel, China Commercial Law Firm, has advised us that, as this offering is regarded as a subsequent securities offering in the same overseas market, we are required to file with the China Securities Regulatory Commission (the “CSRC”) within three working days after the completion of the first issuance for this offering. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information of the Company—B. Business Overview—Regulations—Regulations Relating to Overseas Listings.” in the 2024 Annual Report. Except for the requirement for such CSRC approval under the Trial Measures, as of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”), the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing or offering of our securities in the U.S or operating our business. If we do not receive or maintain the approval as mandated by current or future laws and regulations, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), as amended, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years, beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Enrome LLP, is located in Singapore and has been inspected by the PCAOB. Our previous auditor, ZH CPA, LLC, is headquartered in Denver, Colorado, and has also been regularly inspected by the PCAOB, with the last inspection in February 2025. The PCAOB currently has access to inspect the working papers of our auditor, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of offshore offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Governmental control of currency conversion may affect the value of your investment and our payment of Dividends” in the 2024 Annual Report. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/ Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets” in the 2024 Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors.

Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plans and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs.

Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Except for the increased capital contributions between our Company and our subsidiaries as described in the “—Corporate History and Structure,” as of the date of this prospectus, as of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. See “Item 8 Financial Information—A. Consolidated Statements and Other Financial Information—Dividends policy” in the 2024 Annual Report, and our unaudited interim financial statements for the six months ended June 30, 2025 in the Form 6-K Current Report (File No. 001-42098) filed with the SEC on December 17, 2025.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“adult education institutions” are to training schools, institutions, or other organizations that offer a variety of educational programs or courses specifically tailored to meet the learning needs of individuals who are beyond traditional school age, including programs and courses related to Self- taught Higher Education Examinations (defined below), the National Unified Examination for College Admissions for Adults (defined below), and the Open University of China (defined below);

•	“China” or the “PRC” are to the People’s Republic of China;

•	“Class A Ordinary Shares” are to the Class A ordinary shares of JIADE LIMITED, par value US$0.0001 per share;

•	“Class B Ordinary Shares” are to the Class B ordinary shares of JIADE LIMITED, par value US$0.0001 per share;

•	“Jiadezhigao HK” are to JIADEZHIGAO LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman (defined below);

•	“Jiade Zhigao” are to Sichuan Jiade Zhigao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 82.4444% owned by Shenzhen Kebiao (defined below) and 17.5556% owned by WISMASS HK (defined below);

•	“Jiazhi” are to Sichuan Jiazhi Taizhang Safety Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Jiade Zhigao;

•	“Kebiao Technology” are to Sichuan Kebiao Technology Co., Ltd., a PRC limited liability company, which is wholly owned by Jiade Zhigao;

•	“Kunyuan” are to Sichuan Kunyuan Safety Technology Services Co., Ltd., a limited liability company organized under the laws of the PRC, which is 75% owned by Jiade Zhigao.

•	“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of JIADE LIMITED, collectively;

•	“Preference Shares” are the preference shares of JIADE LIMITED, par value of US$0.0001 per share;

•	“Renminbi” or “RMB” are to the legal currency of China;

•	“Self-taught Higher Education Examinations,” “self-study exams,” or “self-enrollment exams” are to a Chinese education system that allows individuals to study and take exams to earn higher education qualifications without attending formal college or university courses, whereby those who pass the Self- taught Higher Education Examinations are granted qualifications equivalent to those earned through traditional college or university courses, and these qualifications are recognized by the Chinese government and many employers in China;

•	“Shenzhen Kebiao” are to Shenzhen Kebiao Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 99.9472% owned by Jiadezhigao HK;

•	“The National Unified Examination for College Admissions for Adults” or “NUE” are to a standardized test in China for adults seeking admission to undergraduate programs in universities, where the NUE provides individuals who have not had the opportunity to pursue higher education with a chance to gain admission to universities and pursue further education, and the test covers a range of subjects, including Chinese language, mathematics, and English, and is administered annually by the PRC Ministry of Education (the “MOE”);

•	“The Open University of China” or “OUC” are to a distance education institution in China that provides education to people who are unable to attend traditional universities, where the OUC offers undergraduate and graduate programs, as well as non-degree continuing education courses, by utilizing a variety of media, including television, radio, and the Internet, for program delivery;

•	“the PRC subsidiaries” or “our PRC subsidiaries” are to Shenzhen Kebiao, Jiade Zhigao, Kebiao Technology, Kunyuan, and Jiazhi, collectively;

•	“U.S. dollars,” “USD,” “US$,” and “dollars” are to the legal currency of the United States;

•	“we,” “us,” “our,” “Jiade Cayman,” “our Company,” or the “Company” are to JIADE LIMITED, a Cayman Islands exempted company; and

•	“WISMASS HK” are to WISMASS INTERNATIONAL HOLDINGS LIMITED, a Hong Kong corporation and a wholly owned subsidiary of Jiade Cayman.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

Kebiao Technology was established on April 28, 2020, as a limited liability company organized under the laws of the PRC. On December 14, 2022, Kebiao Technology was acquired by Jiade Zhigao, a limited liability company organized on May 6, 2022 under the laws of the PRC, from Yuan Li and Zhirong Zhou, two previous owners of Kebiao Technology for a total consideration of RMB2,000,000. On December 2, 2022, WISMASS HK, a company incorporated in Hong Kong on October 24, 2022 and then a wholly owned subsidiary of WISMASS BVI, entered into a share transfer agreement with Yuan Li, who was then the 51.33% owner of Jiade Zhigao, to acquire 9% of the equity interests in Jiade Zhigao from Yuan Li for a total consideration of RMB180,000. Consequently, Jiade Zhigao became a foreign-invested enterprise in the PRC. On May 26, 2023, WISMASS HK entered into a share subscription agreement with Jiade Zhigao to purchase newly issued 9.8901% of the equity interests in Jiade Zhigao, for a total consideration of RMB751,648. As of the date of this prospectus, WISMASS HK owns 17.5556% of the equity interests in Jiade Zhigao.

In connection with our initial public offering, we have undertaken a reorganization of our corporate structure in the following steps:

•	on February 20, 2023, we incorporated Jiade Cayman under the laws of the Cayman Islands;

•	on March 30, 2023, we incorporated Jiadezhigao HK in Hong Kong as a wholly owned subsidiary of Jiade Cayman;

•	on May 23, 2023, Shenzhen Kebiao was incorporated pursuant to PRC laws as a wholly owned subsidiary of Jiadezhigao HK; and

•	Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership in exchange for newly issued 1% of the equity interest in Shenzhen Kebiao, through an equity transfer agreement. As a result, Shenzhen Kebiao was 99% owned by Jiadezhigao HK, with the remaining 1% collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership. On June 30, 2023, Jiade Cayman entered into a share swap agreement with WISMASS BVI to acquire 100% of the equity interests in WISMASS HK from WISMASS BVI in exchange for 4,035,471 newly issued Class A Ordinary Shares of Jiade Cayman. Consequently, Jiade Cayman, through a restructuring, which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

On December 2, 2024, the registered capital of Shenzhen Kebiao was increased from RMB2,075,147 to RMB38,304,147. The additional RMB 36,229,000 (approximately US$5 million) was subscribed but not fully paid by its shareholder, Jiadezhigao HK. The entire amount of US$5 million was recorded as subscribed capital. Following this capital subscription, Jiadezhigao HK’s equity interest in Shenzhen Kebiao increased to 99.9472%. On June 13, 2024, Shenzhen Kebiao subscribed for an additional 2.4965% equity interest in Jiade Zhigao at a price of RMB16,453,868 (approximately US$2.27 million). Of such amount, RMB56,183 (approximately US$7,751) was recorded as paid-in capital and RMB16,397,685 (approximately US$2,262,249) was recorded as capital reserve. Following the capital contribution, Shenzhen Kebiao held 82.4444% of the equity interests in Jiade Zhigao, and WISMASS HK held the remaining 17.5556% of the equity interests in HK.

On December 24, 2024, Jiade Zhigao entered into an equity transfer agreement (the “Kunyuan Agreement”) with Chengdu Meirusi Technology Co., Ltd. (“Meirusi”), which is a PRC limited liability company holding 75% of the equity interests in Sichuan Kunyuan Safety Technology Services Co., Ltd. (“Kunyuan”), to acquire 75% of the equity interests in Kunyuan from Meirusi (the “First Acquisition”). In consideration for the First Acquisition, Jiade Zhigao agreed to pay RMB9,000,000 (approximately US$1,234,000) to Meirusi, subject to the satisfaction by Meirusi and Kunyuan of their obligations under the Kunyuan Agreement. On December 24, 2024, Jiade Zhigao also entered into an equity transfer agreement (the “Jiazhi Agreement”) with Meirusi, the sole shareholder of Sichuan Jiazhi Taizhang Safety Technology Co., Ltd. (“Jiazhi”), to acquire 100% of the equity interests in Jiazhi from Meirusi (the “Second Acquisition”). In consideration for the Second Acquisition, Jiade Zhigao agreed to pay RMB23,000,000 (approximately US$3,153,000) to Meirusi, subject to the satisfaction by Meirusi and Jiazhi of their obligations under the Jiazhi Agreement. As a result of the First Acquisition and the Second Acquisitions, Kunyuan and Jiazhi became the PRC operating entities of Jiade Cayman on January 9, 2025 and January 26, 2025, respectively.

The following chart illustrates our corporate structure as of the date of this prospectus.

Notes:

*	All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.
(1)	Represents 1,052,063 Class B Ordinary Shares indirectly held by Yuan Li, the 100% owner of JD LIYUAN LIMITED, as of the date of this prospectus.
(2)	Represents 827,063 Class A Ordinary Shares indirectly held by Zhirong Zhou, the 100% owner of ZHOUZHIRONG LIMITED, as of the date of this prospectus.
(3)	Represents 133,375 Class A Ordinary Shares held by JDJDZG LIMITED, which is 16.82% owned by Yuan Li and 83.18% owned by 13 other shareholders, as of the date of this prospectus.
(4)	Represents 262,500 Class A Ordinary Shares held by JDZTZG LIMITED, which is 79.72% owned by Yuan Li and 20.28% owned by six other shareholders, as of the date of this prospectus.
(5)	As of the date of this prospectus, Shenzhen Kebiao is 99.9475% owned by Jiadezhigao HK. The remaining 0.0525% of the company is collectively owned by Yuan Li, Zhirong Zhou, Sichuan Zhongtaizhigao Information Technology Consulting Partnership, and Sichuan Jiaduozhigao Information Technology Consulting Partnership.
(6)	As of the date of this prospectus, Kunyuan is 75% owned by Jiade Zhigao. The remaining 25% of the shares of the company are collectively owned by two shareholders (specifically, 15% are owned by Huai Tang and 10% are owned by Tingting Deng).

Business Overview

We are a holding company incorporated in the Cayman Islands as an exempted company. As a holding company with no material operations of our own, we conduct all of our operations through our operating entities established in the PRC, primarily Kebiao Technology. The operations of our PRC subsidiaries could affect other parts of our business.

Our PRC subsidiaries are companies that specialize in providing one-stop comprehensive education supporting services to adult education institutions, through a wide spectrum of software platform and auxiliary solutions, to meet the evolving needs of their customers in the rapidly changing adult education industry.

Our PRC subsidiaries’ services are primarily offered through the Kebiao Technology Educational Administration Platform (the “KB Platform”), which facilitates streamlined information and data management throughout the teaching cycle of adult education services, from pre-enrollment to post- graduation. The KB Platform has enabled adult education institutions to improve student management efficiency, save labor costs, and reduce human errors in data management. The KB Platform supports a broad range of functions, such as enrollment consultation, student information collection, enrollment status management, learning progress management, grade inquiry, and graduation management.

As part of the one-stop comprehensive education supporting services, our PRC subsidiaries also provide auxiliary solutions to adult education institutions, which encompass teaching support services throughout the entire teaching cycle and related exam administration services. Specifically, our PRC subsidiaries offer pre-enrollment guidance on school/major selection and application strategy development, training for entrance exams, as well as assistance in the application process. They also provide offline tutoring, exam administration services, and guidance on graduation thesis preparation.

Our PRC subsidiaries place a great premium on technology research and development. As of the date of this prospectus, our PRC subsidiaries have acquired 36 software copyrights and eight copyright registration certificates since their incorporation in April 2020. In November 2022, Kebiao Technology, one of our PRC subsidiaries, was designated a High and New Technology Enterprise (“HNTE”) (No. GR202251000919) by Sichuan Provincial Department of Science and Technology, Sichuan Provincial Department of Finance, and Sichuan Provincial Tax Bureau of the State Taxation Administration. This certification is awarded to companies that have engaged in continuous research and development and technology commercialization leading to significant independent intellectual property rights within certain high-tech sectors.

Our PRC subsidiaries’ business has experienced growth since their inception. For the six months ended June 30, 2025 and the fiscal years ended December 31, 2022, 2023, and 2024, we had total revenue of approximately RMB9,383,590 (US$1,309,899), RMB10,239,000, RMB15,571,000, and RMB18,742,000, respectively. Our net income(loss) was approximately RMB(4,345,377) (US$(606,591)), RMB5,360,000, RMB9,562,000, and RMB5,607,000 for the respective periods. As of December 31, 2022, 2023, and 2024, we had cash of approximately RMB2,604,000, RMB7,082,000, and RMB3,918,000, respectively, and had working capital of approximately RMB6,589,000, RMB15,403,000, and RMB21,262,000, respectively. As of June 30, 2025, we had cash of approximately RMB7,902,000 (US$1,103,000) and had working capital of approximately RMB21,683,000 (US$3,027,000). As of June 30, 2025, our PRC subsidiaries had accumulatively provided technological support services to over 17 adult education institutions and support services to approximately 94,433 students, and had provided new safety technology training services to approximately 6,831 students and online course services to approximately 32,599 students.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

We face risks and uncertainties related to our business and industry in general, including, but not limited to, the following:

•	Our PRC subsidiaries may be unable to maintain or raise the quality of their software platform and auxiliary solutions (see the risk factor beginning on page 3 of the 2024 Annual Report);

•	Our PRC subsidiaries may be unable to adequately respond to students’ expectations and help students achieve their learning objectives (see the risk factor beginning on page 4 of the 2024 Annual Report);
•	Our business, financial condition, and results of operations could be materially and adversely affected if our PRC subsidiaries face interruptions associated with their technology platforms (see the risk factor beginning on page 4 of the 2024 Annual Report);
•	Our PRC subsidiaries may face disruptions in technology infrastructure (see the risk factor beginning on page 5 of the 2024 Annual Report);
•	Our PRC subsidiaries may fail to protect confidential information of their users. (see the risk factor beginning on page 5 of the 2024 Annual Report);
•	Our PRC subsidiaries face competition in the market for adult education supporting services, and we expect competition from existing competitors and other companies that may enter the market or introduce new solutions in the future, which could result in pricing pressures and a decline in both our market share and revenue. (see the risk factor beginning on page 6 of the 2024 Annual Report);
•	Our PRC subsidiaries’ business may rely on a few customers that account for more than 10% of their total revenue, and interruption in their operations may have an adverse effect on our business, financial condition, and results of operations (see the risk factor beginning on page 7 of the 2024 Annual Report); and
•	Our PRC subsidiaries derive a majority of revenue from a limited number of cities and any event negatively affecting the adult education market in these cities could have a material adverse effect on our business and results of operations (see the risk factor beginning on page 7 of the 2024 Annual Report).

Risks Related to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

We face risks and uncertainties related to doing business in the PRC in general, including, but not limited to, the following:

•	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our PRC subsidiaries’ business and operations (see the risk factor beginning on page 14 of the 2024 Annual Report);
•	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see the risk factor beginning on page 14 of the 2024 Annual Report);
•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see the risk factor beginning on page 15 of the 2024 Annual Report);
•	Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Ordinary Shares (see the risk factor beginning on page 15 of the 2024 Annual Report);
•	Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see the risk factor beginning on page 16 of the 2024 Annual Report);
•	Our PRC subsidiaries have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties (see the risk factor beginning on page 16 of the 2024 Annual Report);
•	Greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings (see the risk factor beginning on page 17 of the 2024 Annual Report);

•	Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. (see the risk factor beginning on page 19 of the 2024 Annual Report); and
•	to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets (see the risk factor beginning on page 21 of the 2024 Annual Report).

Risks Relating to Our Dual-Class Share Structure (for a more detailed discussion, see “Risk Factors——Risks Relating to Our Dual-Class Share Structure” in the registration statement on Form F-1 (File No. 333-288704))

In addition to the risks described above, we are subject to general risks and uncertainties related to our Dual-Class Share Structure, including, but not limited to, the following:

•	The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Yuan Li, our Chairman of the Board of Director and Co-Chief Executive Officer, and his interest may not be aligned with the interests of our other shareholders (see the risk factor beginning on page 12 of the registration statement on Form F-1 (File No. 333-288704));
•	The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares (see the risk factor beginning on page 12 of the registration statement on Form F-1 (File No. 333-288704)); and
•	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see the risk factor beginning on page 12 of the registration statement on Form F-1 (File No. 333-288704)).

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our ordinary shares and the trading market, including, but not limited to, the following:

•	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see the risk factor beginning on page 29 of the 2024 Annual Report);
•	As a public company, we incur substantial increased costs as compared to when we were a private company (see the risk factor beginning on page 29 of the 2024 Annual Report); and
•	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares (see the risk factor beginning on page 30 of the 2024 Annual Report).

Permissions or Approval Required from the PRC Authorities for Our Operations and Offering

Our PRC legal counsel, China Commercial Law Firm, has advised us that, in order to operate our business activities as currently conducted in China, each of our PRC subsidiaries is required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). We confirm that, as of the date of this prospectus, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. Furthermore, China Commercial Law Firm has advised us that, as of the date of this prospectus, our PRC subsidiaries are not required to obtain any other approval, licenses, or permits from PRC governmental authorities to conduct their business. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew any such approvals, licenses, or permits, if and when required, on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our Ordinary Shares could depreciate significantly or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Regulations — Regulations Relating to Overseas Listings.” As this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Measures, our PRC counsel, China Commercial Law Firm, has advised us that we are required to file with the CSRC within three working days after the completion of the first issuance for this offering.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” (the “Archive Provisions”) and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the Archive Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. On or after March 31, 2023, any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As there are still uncertainties regarding the interpretation and implementation of the Trial Measures and any regulatory guidance related thereto, we cannot assure you that our filing documents in connection with this offering and listing will meet the standards of the CSRC, or that we will be able to comply with any additional regulatory requirements, which may arise from the evolving interpretation of the Opinions, the Trial Measures, or any related implementing rules to be enacted, with respect to our future overseas capital-raising activities. See “Item 3 Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities subject us to additional compliance requirements in the future” in the 2024 Annual Report. Other than the CSRC review under the Trial Measures, as confirmed by our PRC counsel, China Commercial Law Firm, neither we nor our PRC subsidiaries are required to obtain, or have been denied, any other approval, licenses, or permits from PRC governmental authorities to offer our securities.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, China Commercial Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures or the Security Administration, because our PRC subsidiaries are not CIIOs or online platform operators that possess personal information over one million users or engage in data processing activities that affect or may affect national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — Risks Relating to Doing Business in the PRC — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offerings” in the 2024 Annual Report.

Asset Transfers Between Our Company and Our Subsidiaries

Except for the increased capital contributions between our Company and our subsidiaries as described in the “— Corporate History and Structure,” as of the date of this prospectus, no other cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, which were discussed, considered, and reviewed by the relevant departments in our Company, and approved by our Chairman of the Board of Directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as an exempted company, we will be dependent on receipt of funds from Jiadezhigao HK, which is dependent on receipt of funds from Shenzhen Kebiao, which will in turn rely on payments made from Kebiao Technology, Kunyuan, and Jiazhi to Jiade Zhigao, and the distribution of such payments from Jiade Zhigao to Shenzhen Kebiao.

Current PRC regulations permit our PRC subsidiaries to pay dividends to Jiadezhigao HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Jiadezhigao HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Jiadezhigao HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information — E. Taxation — People’s Republic of China Enterprise Taxation” in the 2024 Annual Report.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by- case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by Shenzhen Kebiao to its immediate holding company, Jiadezhigao HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Jiadezhigao HK intends to apply for the tax resident certificate if and when Shenzhen Kebiao plans to declare and pay dividends to Jiadezhigao HK. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Shenzhen Kebiao, and dividends payable by Shenzhen Kebiao to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report.

Corporate Information

Our principal executive offices are located at 18/F, Block D, Huirong Plaza, No. 88, Section 3, Jinhua Road, Jinjiang District, Chengdu City, Sichuan Province, China, and our phone number is (+86) 400-028-0776. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +1 400-028-0776. We maintain a corporate website at ir.sckbkj.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should carefully consider the risk described under “Risk Factors” under the heading “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report on file with the SEC, as supplemented and updated by the subsequent registration statement on Form F-1 that we have filed with the SEC on August 14, 2025 (File No. 333-289601) (“Form F-1”), as well as the risk factors described below, which augment the risk factors set forth in our 2024 Annual Report and Form F-1, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Non-binding memorandum of understanding with Chinalink may not be successfully implemented or deliver anticipated benefits due to execution, coordination, and regulatory risks.

On June 6, 2025, we entered into a strategic cooperation memorandum of understanding (the “Chinalink MOU”) with Chinalink Education Group ((주)차이나링크), a South Korea-based education brand specializing in artificial intelligence (“AI”)-empowered education and cultural exchange programs. The Chinalink MOU is intended to establish a framework for collaboration in vocational education, AI-enhanced teacher training, study-abroad preparation programs, curriculum development, and diversified cross-border education services (the “Chinalink Collaboration”). Through the Chinalink Collaboration, the parties seek to integrate their respective strengths in technology, curriculum development, and education services to jointly promote high-quality, technology-enabled education for students in China and internationally.

However, the Chinalink MOU is non-binding and subject to further negotiation, definitive agreements, implementation arrangements, and applicable regulatory considerations. There can be no assurance that the Chinalink Cooperation contemplated under the Chinalink MOU will be successfully implemented, completed on commercially reasonable terms, or generate the anticipated benefits. The Chinalink Collaboration involves complex initiatives, including, among other things, AI-driven education technologies, cross-border curriculum development, and international market expansion, which may require substantial resources, coordination, and time. Differences in business objectives, operational priorities, management practices, or regulatory interpretations between the parties could delay, limit or prevent the execution of specific projects. If the Chinalink Cooperation fails to progress as expected, the Company’s international expansion strategy and anticipated growth opportunities may be materially and adversely affected.

Evolving multi-jurisdictional regulatory requirements for AI-enabled and cross-border education services may increase compliance costs and adversely affect our business.

The Chinalink Collaboration involves AI-enabled education solutions, cross-border education services, and operations across multiple jurisdictions, including the PRC, South Korea, and potentially other international markets. These activities are subject to evolving and complex regulatory frameworks relating to education, data protection, artificial intelligence, cybersecurity, content approval, and cross-border data transfers in the relevant jurisdictions, among other considerations. Regulatory changes or increased enforcement in any such jurisdiction could increase compliance costs, limit the deployment of AI technologies, restrict curriculum offerings, or require modifications to existing business models. Any failure to comply with applicable laws or to effectively manage these technological and regulatory risks could materially and adversely affect the Company’s business, financial condition, and results of operations.

Reliance on open-source ai and third-party technologies may create legal, security, compliance, and operational risks that could adversely affect our business.

The Chinalink Collaboration may involve open-source AI and third-party technologies, which may expose our PRC subsidiaries participating in such collaboration to various risks. Reliance Upon contributions from a community of external developers to maintain and update these technologies, may introduce uncertainty regarding their availability and development timeline. Any discontinuation or delay in updates could force us to seek alternative solutions, increasing their costs, and potentially disrupting their operations. Additionally, compliance with the complex landscape of open-source licenses is challenging. Non-compliance could lead to significant legal penalties or the requirement to release our proprietary code.

Open-source AI technologies may also pose security and reliability concerns, as they are more susceptible to exploitation due to their public nature. Security vulnerabilities or bugs could compromise the integrity of our products and services, resulting in reputational harm, loss of customer trust, and financial damage. Open-source software may not always align with regulatory requirements in different jurisdictions, potentially exposing us to legal and compliance risks. Ensuring that the use of open-source AI technology complies with applicable laws and regulations adds complexity and could incur additional costs. The inherent lack of control over these external technologies and their development could limit our ability to customize solutions and promptly respond to market demands, impacting our innovation capabilities and market position. In addition, companies that incorporate open-source software into their solutions and services have, from time to time, faced claims challenging the ownership of open-source software and compliance with open-source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open-source software or noncompliance with open-source licensing terms. Some open-source software licenses may require users who distribute open-source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open-source code on unfavorable terms or at no cost. Any requirement to disclose sources code or pay damages for breach of contract could be harmful to our business, financial condition, and results of operations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital is US$50,000 divided into 500,000,000 shares, par value US$0.0001 each, comprised of (a) 395,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (b) 75,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (c) 30,000,000 Preference Shares of a par value of US$0.0001 each. As of the date of this prospectus, we have 22,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares issued and outstanding. As of the date of this prospectus, there are no preference shares issues and outstanding. All our outstanding ordinary shares are fully paid and non-assessable.

Information contained under the heading “Item 10. Additional Information” in the 2024 Annual Report is incorporated into this prospectus by reference.

History of Share Capital

The following is a summary of our share capital for the three years preceding the date of this prospectus.

2024 IPO

On May 17, 2024, we closed our initial public offering of 2,000,000 ordinary shares, par value $0.01 per share, at a price of $4.00 per share (our “IPO”). We raised $5,821,000 in gross proceeds from our IPO, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO were approximately $6,937,000.

2025 Share Consolidation

On June 24, 2025, the Company effected a share consolidation on Nasdaq (the “Share Consolidation”), which was approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. As a result of the Share Consolidation, the 200,000,000 authorized ordinary shares, issued and unissued, in the Company of $0.01 par value, were automatically consolidated into to 25,000,000 ordinary shares of $0.08 par value each, without any action on the part of the shareholders.

2025 Change of Authorized Share Capital and Issuance of Dual Class Shares

On June 24, 2025, the Company also effected the change of the authorized share capital on Nasdaq (the “Change of Authorized Share Capital”), which was also approved by the Company’s board of directors on May 6, 2025, and approved by the Company’s shareholders on May 23, 2025. Pursuant to the Change of Authorized Share Capital, the Company’s authorized share capital was increased from $2,000,000 divided into 25,000,000 ordinary shares of a par value of $0.08 each, to an aggregate of (i) $2,000,000 divided into 25,000,000 ordinary shares of a par value of $0.08 each, and (ii) $50,000 divided into 500,000,000 shares of a par value of $0.0001 each, consisting of (a) 395,000,000 Class A Ordinary Shares, (b) 75,000,000 Class B Ordinary Shares, and (c) 30,000,000 Preference Shares, each with such rights and restrictions as set forth in the Company’s second amended and restated memorandum and articles of association. Immediately following such increase in authorized share capital, the Company effected the issuance of the dual class shares (the “Issuance of the Dual Class Shares”). Such issuances did not affect the relative shareholding percentages of any shareholder in the Company. Following the Issuance of Dual Class Shares, the Company repurchased all of its approximately 3,066,935 issued ordinary shares of $0.08 par value held by its shareholders and simultaneously canceled such shares. Lastly, the Company canceled all 25,000,000 of its remaining authorized but unissued ordinary shares of $0.08 par value. As a result of the Share Consolidation and Change of Authorized Share Capital, the Company’s authorized share capital became $50,000 divided into 500,000,000 shares of a par value of $0.0001 each, consisting of 395,000,000 Class A Ordinary Shares, 75,000,000 Class B Ordinary Shares, and 30,000,000 Preference Shares.

2025 Equity Incentive Plan

On July 15, 2025, we adopted the 2025 Equity Incentive Plan, pursuant to which, on the same date, we issued an aggregate of 302,230 Class A Ordinary Shares, par value US$0.0001 per share, as follows: 75,557 Class A Ordinary Shares were issued to Xiwen Liang, 75,558 Class A Ordinary Shares were issued to Huiting Peng, 75,557 Class A Ordinary Shares were issued to Zhiqiu Xia, and 75,558 Class A Ordinary Shares were issued to Jun Fu. Following these issuances, we had 2,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

2025 Issue of Class A Ordinary Shares

On September 11, 2025 and September 24, 2025, the Company entered into certain securities purchase agreements (the “September SPAs”) with certain investors (the “September Purchasers”). Pursuant to the September SPAs, the Company agreed to sell, and the September Purchasers agreed to purchase, an aggregate of 10,700,000 Class A Ordinary Shares of the Company, with the purchase price of $0.58 per share (the “September Offering”), for gross proceeds of $6,206,000. Following the issuances in respect of the September Offering, we had 13,017,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

On December 11, 2025, the Company entered into certain securities purchase agreements (the “December SPAs”) with certain investors (the “December Purchasers”). Pursuant to the December SPAs, the Company agreed to sell, and the December Purchasers agreed to purchase, an aggregate of 9,300,000 Class A Ordinary Shares of the Company, with the purchase price of $0.58 per share (the “December Offering”), for gross proceeds of $5,394,000. Following the issuances in respect of the December Offering, we had 22,317,123 Class A Ordinary Shares and 1,052,063 Class B Ordinary Shares outstanding.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other forms of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;

•	the total amount of the debt securities;

•	the amount or amounts of the debt securities will be issued and interest rate;

•	the conversion price at which the debt securities may be converted;

•	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

•	if applicable, a discussion of material federal income tax consideration;

•	if applicable, the terms of the payoff of the debt securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the conversion of the debt securities; and

•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	Whether the units will be issued in fully registered or global form; and

•	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$27,620
FINRA fees	$	[•]
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or an applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the year ended December 31, 2024, incorporated by reference in this prospectus from our 2024 Annual Report, have been so included in reliance on the reports of Enrome LLP, an independent registered public accounting firm since January 20, 2025, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 43 Cecil Street #19-03/04, GB Building, Singapore 069542.

The consolidated financial statements for the years ended December 31, 2022 and 2023, incorporated by reference into this prospectus, have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, Colorado 80202.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

•	our 2024 Annual Report filed with the SEC on April 25, 2025;
•	our unaudited interim financial statements on Form 6-K for the six months ended June 30, 2025, filed with the SEC on December 17, 2025;
•	our reports of foreign private issuer on Form 6-K filed with the SEC on December 29, 2025, May 6, 2025, May 23, 2025, June 20, 2025, and July 18, 2025;
•	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on May 10, 2024, the description of securities contained in Exhibit 2.2 to the 2024 Annual Report filed with the SEC on April 25, 2025, and any amendment or report filed for the purpose of updating such description;
•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
•	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 25, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

JIADE LIMITED

18/F, Block D, Huirong Plaza,

No. 88, Section 3, Jinhua Road Jinjiang District,

Chengdu City, Sichuan Province

The People’s Republic of China,

610000 Tel: (+86) 400-028-0776

Attention: Yuan Li, Co-Chief Executive Officer

Email: kevin@sckbkj.com

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, seven of our eight directors and officers, namely Yuan Li, Li Tan, Xiang Lan, Hangyu Dai, Kunqi Bai, Shuang Qiu, and Yaxuan Yang, are nationals or residents of the PRC. All or a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” in the 2024 Annual Report.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our legal counsel with respect to the laws of the Cayman Islands, and China Commercial Law Firm, our counsel with respect to PRC laws, have advised us that the courts of the Cayman Islands or the PRC are unlikely (i) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) in original actions brought in the Cayman Islands or the PRC to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of U.S. federal securities laws or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Hong Kong) LLP has further advised us that although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, a judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; and (v) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

China Commercial Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. China Commercial Law Firm has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

3,490,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 8,510,000 Class A Ordinary Shares

8,510,000 Class A Ordinary Shares Issuable upon the Exercise of Pre-Funded Warrants

and

Up to 48,000,000 Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) Issuable Upon the

Exercise of the Investors’ Option to Purchase Additional Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof)

JIADE LIMITED

Prospectus Supplement

February 18, 2026